                                                         Registration No. 33 --

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                         The Securities Act of 1933


                            ---------------------

                              KMART CORPORATION

            (Exact number of issuer as specified in its charter)



            Michigan
  (State or other jurisdiction                            38-0729500
of incorporation or organization)           (I.R.S. Employer Identification No.)


                3100 West Big Beaver Road, Troy, Michigan 48084
              (Address of Principal Executive Offices)  (Zip Code)


                    1997 Long-Term Equity Compensation Plan

                           (Full title of the plans)


                                 A. N. Palizzi
                  Executive Vice President and General Counsel
                               Kmart Corporation
                           3100 West Big Beaver Road
                              Troy, Michigan 48084
                    (Name and Address of agent for service)
          Telephone number, including area code, of agent of service:
                                  248-643-1000

                          Copies of Communications to:
                              Verne C. Hampton II
                  Dickinson, Wright, Moon, Van Dusen & Freeman
                            500 Woodward, Suite 4000
                            Detroit, Michigan 48226

                 Approximate date of proposed public offering:
 As soon as practicable after the effective date of this Registration Statement

                        CALCULATION OF REGISTRATION FEE




                                              Proposed Maximum           Proposed
Title of Securities      Amount to be         Offering Price Per      Maximum Aggregate          Amount of
to be Registered         Registered                Share*              Offering Price         Registration Fee
Common Stock ($1          24,000,000           $13 1/4                  $318,000,000          $ 96,364
par value)......          shs.


*Based upon the market price on June 4, 1997

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
ITEM 3.

Kmart Corporation (the "Company) hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     1. The Company's Annual Report on Form 10-K for the year ended January 29, 1997.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997.

     3. The description of the Common Stock, $1.00 par value, of the Company set forth in the Prospectus of the Company dated June 6, 1996 which was part of Amendment No. 1 to Registration Statement No.
33-64905.

All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

ITEM 4.                DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.          INTEREST OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Bylaws and the Michigan Business Corporation Act permit the Company's officers and directors to be indemnified under certain circumstances for expenses and in some instances, for judgments, fines or amounts paid in settlement of civil, criminal, administrative and investigative suits or proceedings, including those involving alleged violations of the Securities Act of 1933, as amended (the "Act"). In addition, the Company maintains directors' and officers' liability insurance which, under certain circumstances, would cover alleged violations of the Act. Insofar as indemnification for liabilities arising under the Act may be permitted to officers and directors pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. Therefore in the event that a claim for such indemnification is asserted by any officer or director, the Company (except insofar as such claim seeks reimbursement by the Company of the expenses paid or incurred by an officer or director in the successful defense of any action, suit or proceeding) will, unless the matter has heretofore been adjudicated by precedent deemed by the Company to be controlling, submit to a court of appropriate jurisdiction the question of whether or not the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable

ITEM 8. EXHIBITS

The following exhibits are filed herewith:



              Exhibit
              Number                     Exhibit
              -------                    -------


                5                    Opinion and consent of Dickinson, Wright,
                                      Moon, Van Dusen & Freeman

               24                    Consent of Price Waterhouse LLP

               28(a)                 Kmart Corporation 1997 Long-Term Equity
                                      Compensation Plan


ITEM 9. UNDERTAKINGS

The undersigned Company hereby undertakes: 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any Prospectus required by Section 10(a) (3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement. (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company, in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy and State of Michigan on May 31, 1997.


                              KMART CORPORATION


                                     By    /s/   FLOYD HALL
                                        -------------------
                                        (Floyd Hall)
                                        Chairman of the Board, President
                                        and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities indicated on May 31, 1997.



SIGNATURE                               TITLE                              SIGNATURE                    TITLE
/s/ FLOYD HALL                     Chairman of the Board,
-----------------------------      President and Chief Executive
(Floyd Hall)                       Officer (Principal Executive
                                   Officer) and Director

/s/ MARTIN E. WELCH III            Senior Vice President and Chief
-----------------------------      Financial Officer (Principal
(Martin E. Welch III)              Financial Officer)

/s/ WILLIAM C. NAJDECKI            Vice President, Controller          /s/ ENRIQUE C. FALLA            Director
-----------------------------      (Principal Accounting Officer)      ------------------------
(William C. Najdecki)                                                  (Enrique C. Falla)

/s/ JAMES B. ADAMSON               Director                            /s/ JOSEPH P. FLANNERY          Director
-----------------------------                                          ------------------------
(James B. Adamson)                                                     (Joseph P. Flannery)

/s/ LILYAN H. AFFINITO             Director                            /s/ WARREN FLICK                Director
-----------------------------                                          ------------------------
(Lilyan H. Affinito)                                                   (Warren Flick)

/s/ STEPHEN F. BOLLENBACH          Director                            /s/ ROBERT KENNEDY              Director
-----------------------------                                          ------------------------
(Stephen F. Bollenbach)                                                (Robert Kennedy)

/s/ JOSEPH A. CALIFANO, JR.        Director                            /s/ J. RICHARD MUNRO            Director
-----------------------------                                          ------------------------
(Joseph A. Califano, Jr.)                                              (J. Richard Munro)

/s/ RICHARD G. CLINE               Director                            /s/ ROBIN B. SMITH              Director
------------------------                                               ------------------------------
(Richard G. Cline)                                                     (Robin B. Smith)

                                                                       /s/ WILLIAM P. WEBER            Director
 /s/ WILLIE D. DAVIS               Director                            ------------------------------
------------------------                                               (William P. Weber)
(Willie D. Davis)
                                                                       /s/ JAMES O. WELCH, JR.         Director
                                                                       ------------------------------
                                                                       (James O. Welch, Jr.)















                                EXHIBIT INDEX




Exhibit
Number                          Exhibit
-------                         -------

  5                     Opinion and consent of Dickinson, Wright, Moon,
                         Van Dusen & Freeman

 24                     Consent of Price Waterhouse LLP

 28(a)                  Kmart Corporation 1997 Long-Term Equity
                         Compensation Plan